Exhibit 99.1

VIPER ENERGY, INC., A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FIRST QUARTER 2025 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, May 5, 2025 (GLOBE NEWSWIRE) -- Viper Energy, Inc., (NASDAQ:VNOM) (“Viper” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ:FANG) (“Diamondback”), today announced financial and operating results for the first quarter ended March 31, 2025.

FIRST QUARTER HIGHLIGHTS
•As previously announced, Q1 2025 average production of 31,311 bo/d (57,378 boe/d)
•Q1 2025 consolidated net income (including non-controlling interest) of $153 million; net income attributable to Viper of $75 million, or $0.62 per Class A common share
•Q1 2025 cash available for distribution to Viper’s Class A common shares (as defined and reconciled below) of $100 million, or $0.76 per Class A common share
•Declared Q1 2025 base cash dividend of $0.30 per Class A common share; implies a 2.9% annualized yield based on the May 2, 2025, Class A common share closing price of $42.08
•Declared Q1 2025 variable cash dividend of $0.27 per Class A common share; total base-plus-variable dividend of $0.57 per Class A common share implies a 5.4% annualized yield based on the May 2, 2025, Class A common share closing price of $42.08
•Total Q1 2025 return of capital to Class A shareholders of $75 million, or $0.57 per Class A common share, represents 75% of cash available for distribution
•442 total gross (8.0 net 100% royalty interest) horizontal wells turned to production on Viper’s acreage during Q1 2025 with an average lateral length of 11,946 feet

RECENT EVENTS AND FORWARD OUTLOOK
•As previously announced, on May 1, 2025, closed the Drop Down transaction, whereby Viper Energy Partners LLC (“OpCo”), the Company’s operating subsidiary, acquired all of the equity interests of certain mineral and royalty subsidiaries of Diamondback for consideration of $1.0 billion of cash and 69.6 million limited liability company units of OpCo and an equivalent number of shares of the Company’s Class B common stock (the “Drop Down”)
•Following the close of the Drop Down, Viper’s long-term issuer default rating was upgraded to BBB- by Fitch; represents second investment grade rating for Viper
•As of May 2, 2025, during the second quarter of 2025, repurchased 239,374 shares of the Company’s Class A common stock for an aggregate purchase price of approximately $9 million, excluding excise tax (average price of $37.85 per Class A common share)
•As of May 2, 2025, during the second quarter of 2025, repurchased approximately $36 million in aggregate principal of the Company’s 5.375% Senior Notes due 2027 (“2027 Notes”)
•Initiating average daily production guidance for Q2 2025 of 40,000 to 43,000 bo/d (72,500 to 78,000 boe/d)

•Maintaining average daily production for the balance of 2025, following the closing of the Drop Down, of 47,000 to 49,000 bo/d (85,000 to 88,000 boe/d), resulting in expected full year 2025 average daily production of 41,000 to 43,500 bo/d (74,500 to 79,000 boe/d)

“As previously announced, we are excited the transformative Drop Down transaction between Viper and Diamondback has closed. As a result of the conservative financing of this transaction, as well as Viper’s continued strong financial and operating results, we expect leverage to remain below 1.0x even in a sustained $50 per barrel WTI environment. Given the strength of our balance sheet, we will look to use this period of volatility to our advantage where we can, as highlighted by the opportunistic share repurchases we have been able to make so far this quarter,” stated Kaes Van’t Hof, Chief Executive Officer of Viper.

Mr. Van’t Hof continued, “Despite the potential for sustained weakness in commodity prices and reduced activity levels, we expect Viper’s production to remain durable and are maintaining our previous guidance for oil production for the balance of 2025, although we continue to monitor operator activity levels. The symbiotic relationship between Diamondback and Viper is highlighted during times like these where Diamondback continues to focus its development on wells where Viper owns high royalty interests, and therefore enhances Diamondback’s consolidated capital efficiency. Further, the roughly 45% of Viper’s current production that is operated by third parties is predominately exposed to well-capitalized operators in the best parts of the Permian Basin, led by Exxon operating almost half of our third party production.”

FINANCIAL UPDATE

As previously announced, Viper’s first quarter 2025 average unhedged realized prices were $71.33 per barrel of oil, $2.08 per Mcf of natural gas and $24.52 per barrel of natural gas liquids, resulting in a total equivalent realized price of $47.25/boe.

As previously announced, Viper’s first quarter 2025 average hedged realized prices were $70.26 per barrel of oil, $3.74 per Mcf of natural gas and $24.52 per barrel of natural gas liquids, resulting in a total equivalent realized price of $48.99/boe.

During the first quarter of 2025, the Company recorded total operating income of $245 million and consolidated net income (including non-controlling interest) of $153 million.

As of March 31, 2025, the Company had a cash balance of $560 million and total long-term debt outstanding (excluding debt issuance costs, discounts and premiums) of $830 million, resulting in net debt (as defined and reconciled below) of $270 million. Viper’s outstanding long-term debt as of March 31, 2025 consisted of $430 million in aggregate principal amount of its 2027 Notes, $400 million in aggregate principal amount of its 7.375% Senior Notes due 2031 and no borrowings on its revolving credit facility, leaving $1.3 billion available for future borrowings and $1.9 billion of total liquidity.

As of May 1, 2025, after giving effect to the closing of the Drop Down, Viper had roughly $255 million in borrowings on its revolving credit facility, leaving approximately $995 million available for future borrowings and a similar amount of total liquidity.

As of May 2, 2025, during the second quarter of 2025, Viper had repurchased approximately $36 million in aggregate principal amount of the Company’s 2027 Notes.

FIRST QUARTER 2025 CASH DIVIDEND & CAPITAL RETURN PROGRAM

Viper announced today that the Company’s Board of Directors (the “Board”) declared a base cash dividend of $0.30 per Class A common share for the first quarter of 2025, payable on May 22, 2025 to Class A common shareholders of record at the close of business on May 15, 2025.

The Board also declared a variable cash dividend of $0.27 per Class A common share for the first quarter of 2025, payable on May 22, 2025 to Class A common shareholders of record at the close of business on May 15, 2025.

As of May 2, 2025, during the second quarter of 2025, Viper repurchased 239,374 shares of Class A common stock for an aggregate purchase price of approximately $9 million, excluding excise tax (average price of $37.85 per Class A common share). In total, since the initiation of Viper’s common stock repurchase program on November 9, 2020 through May 2, 2025, the Company has repurchased 13,683,957 shares of Class A common stock for an aggregate purchase price of approximately $325 million, reflecting an average price of $23.74 per Class A common share. Future base and variable cash dividends and stock repurchases are at the discretion of the Board and are subject to a number of factors discussed in Viper’s reports filed with the Securities and Exchange Commission.

OPERATIONS UPDATE

During the first quarter of 2025, Viper estimates that 442 gross (8.0 net 100% royalty interest) horizontal wells with an average royalty interest of 1.8% were turned to production on its acreage position with an average lateral length of 11,946 feet. Of these 442 gross wells, Diamondback is the operator of 108 gross wells, with an average royalty interest of 4.0%, and the remaining 334 gross wells, with an average royalty interest of 1.1%, are operated by third parties.

As of March 31, 2025, Viper’s footprint of mineral and royalty interests was 37,573 net royalty acres on a historical basis and 60,725 net royalty acres on a pro forma basis, after giving effect to the Drop Down.

Our gross well information as of May 1, 2025 is as follows, after giving effect to the Drop Down:

	Diamondback Operated	Third-Party Operated	Total
Q1 2025 Horizontal wells turned to production(1)(2):
Gross wells	108	334	442
Net 100% royalty interest wells	4.3	3.7	8.0
Average percent net royalty interest	4.0%	1.1%	1.8%

Horizontal producing well count:
Gross wells	3,725	11,546	15,271
Net 100% royalty interest wells	235.0	165.0	400.0
Average percent net royalty interest	6.3%	1.4%	2.6%

Horizontal active development well count:
Gross wells	239	682	921
Net 100% royalty interest wells	13.0	10.4	23.4
Average percent net royalty interest	5.4%	1.5%	2.5%

Line of sight wells:
Gross wells	417	677	1,094
Net 100% royalty interest wells	27.1	8.9	36.0
Average percent net royalty interest	6.5%	1.3%	3.3%
(1) Represents wells turned to production on Viper’s standalone acreage position; does not give effect to the Drop Down.
(2) Average lateral length of 11,946 feet.

The 921 gross wells currently in the process of active development are those wells that have been spud and are expected to be turned to production within approximately the next six to eight months. Further in regard to the active development on Viper’s asset base, after giving effect to the Drop Down, there are currently 63 gross rigs operating on Viper’s acreage, 16 of which are operated by Diamondback. The 1,094 line-of-sight wells are those that are not currently in the process of active development, but for which Viper has reason to believe that they will be turned to production within approximately the next 15 to 18 months. The expected timing of these line-of-sight wells is based primarily on permitting by third-party operators or Diamondback’s current expected completion schedule. Existing permits or active development of Viper’s royalty acreage does not ensure that those wells will be turned to production.

GUIDANCE UPDATE

Below is Viper’s guidance for the full year 2025, as well as average production guidance for Q2 2025, which gives effect to the Drop Down. Given recent market volatility, Diamondback and our other operators are closely monitoring the macro environment and may review their operating plans for the remainder of 2025, and thus our production guidance could be subject to change.

Viper Energy, Inc.

Q2 2025 Net Production - Mbo/d	40.0 - 43.0
Q2 2025 Net Production - Mboe/d	72.5 - 78.0
Full Year 2025 Net Production - Mbo/d	41.0 - 43.5
Full Year 2025 Net Production - Mboe/d	74.5 - 79.0

Unit costs ($/boe)
Depletion	$15.50 - $16.50
Cash G&A	$0.80 - $1.00
Non-Cash Share-Based Compensation	$0.10 - $0.20
Net Interest Expense	$2.00 - $2.50

Production and Ad Valorem Taxes (% of Revenue)	~7%
Cash Tax Rate (% of Pre-Tax Income Attributable to the Company)(1)	21% - 23%
Q2 2025 Cash Taxes ($ - million)(2)	$10 - $15
(1)Pre-tax income attributable to the Company is reconciled below.
(2)Attributable to the Company.

CONFERENCE CALL

Viper will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2025 on Tuesday, May 6, 2025 at 10:00 a.m. CT. Access to the live audio-only webcast, and replay which will be available following the call, may be found here. The live webcast of the earnings conference call will also be available via Viper’s website at www.viperenergy.com under the “Investor Relations” section of the site.

About Viper Energy, Inc.
Viper is a corporation formed by Diamondback to own, acquire and exploit oil and natural gas properties in North America, with a focus on owning and acquiring mineral and royalty interests in oil-weighted basins, primarily the Permian Basin in West Texas. For more information, please visit www.viperenergy.com.
About Diamondback Energy, Inc.
Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves primarily in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.
Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks, uncertainties, and assumptions. All statements, other than statements of historical fact, including statements regarding Viper’s: future performance; business strategy; future operations; estimates and projections of operating income, losses, costs and expenses, returns, cash flow, and financial position; production levels on properties in which Viper has mineral and royalty interests, developmental activity by other operators; reserve estimates and Viper’s ability to replace or increase reserves; anticipated benefits or other effects of strategic transactions (including the Drop Down and any other acquisitions or divestitures); and plans and objectives (including Diamondback’s plans for developing Viper’s acreage and Viper’s cash dividend policy and common stock repurchase program) are forward-looking statements. When used in this news release, the words “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “model,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions (including the negative of such terms) as they relate to Viper are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Although Viper believes that the expectations and assumptions reflected in its forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond its control. Accordingly, forward-looking statements are not guarantees of Viper’s future performance and the actual outcomes could differ materially from what Viper expressed in its forward-looking statements.

Factors that could cause the outcomes to differ materially include (but are not limited to) the following: changes in supply and demand levels for oil, natural gas, and natural gas liquids, and the resulting impact on the price for those commodities; the impact of public health crises, including epidemic or pandemic diseases, and any related company or government policies or actions; changes in U.S. energy, environmental, monetary and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; actions taken by the members of OPEC and Russia affecting the production and pricing of oil, as well as other domestic and global political, economic, or diplomatic developments, including any impact of the ongoing war in Ukraine and the Israel-Hamas war on the global energy markets and geopolitical stability; instability in the financial sector; higher interest rates and their impact on the cost of capital; regional supply and demand factors, including delays, curtailment delays or interruptions of production on Viper’s mineral and royalty acreage, or governmental orders, rules or regulations that impose production limits on such acreage; federal and state legislative and regulatory initiatives relating to hydraulic fracturing, including the effect of existing and future laws and governmental regulations; physical and transition risks relating to climate change and the risks and other factors disclosed in Viper’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission's web site at http://www.sec.gov.

In light of these factors, the events anticipated by Viper’s forward-looking statements may not occur at the time anticipated or at all. Moreover, new risks emerge from time to time. Viper cannot predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those anticipated by any forward-looking statements it may make. Accordingly, you should not place undue reliance on any forward-looking statements made in this news release. All forward-looking statements speak only as of the date of this news release or, if earlier, as of the date they were made. Viper does not intend to, and disclaims any obligation to, update or revise any forward-looking statements unless required by applicable law.

Viper Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except par values and share data)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$560	$27
Royalty income receivable (net of allowance for credit losses)	146	149
Royalty income receivable—related party	41	31
Income tax receivable	2	2
Derivative instruments	31	18
Prepaid expenses and other current assets	12	11
Total current assets	792	238
Property:
Oil and natural gas interests, full cost method of accounting ($2,279 and $2,180 excluded from depletion at March 31, 2025 and December 31, 2024, respectively)	6,097	5,713
Land	6	6
Accumulated depletion and impairment	(1,148)	(1,081)
Property, net	4,955	4,638
Derivative instruments	12	—
Deferred income taxes (net of allowances)	249	185
Funds held in escrow	223	1
Other assets	7	7
Total assets	$6,238	$5,069
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable—related party	$2	$2
Accrued liabilities	66	43
Derivative instruments	5	2
Income taxes payable	18	2
Total current liabilities	91	49
Long-term debt, net	822	1,083
Derivative instruments	2	—
Other long-term liabilities	—	30
Total liabilities	915	1,162
Stockholders’ equity:
Class A Common Stock, $0.000001 par value: 1,000,000,000 shares authorized; 131,323,078 shares issued and outstanding as of March 31, 2025 and 102,977,142 shares issued and outstanding as of December 31, 2024	—	—
Class B Common Stock, $0.000001 par value: 1,000,000,000 shares authorized; 87,831,750 shares issued and outstanding as of March 31, 2025 and 85,431,453 shares issued and outstanding as of December 31, 2024	—	—
Additional paid-in capital	2,566	1,569
Retained earnings (accumulated deficit)	108	118
Total Viper Energy, Inc. stockholders’ equity	2,674	1,687
Non-controlling interest	2,649	2,220
Total equity	5,323	3,907
Total liabilities and stockholders’ equity	$6,238	$5,069

Viper Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except per share amounts, shares in thousands)

	Three Months Ended March 31,
	2025	2024
Operating income:
Oil income	$201	$177
Natural gas income	15	7
Natural gas liquids income	28	21
Royalty income	244	205
Lease bonus income	1	—
Total operating income	245	205
Costs and expenses:
Production and ad valorem taxes	17	14
Depletion	67	47
General and administrative expenses—related party	4	2
General and administrative expenses	2	3
Total costs and expenses	90	66
Income (loss) from operations	155	139
Other income (expense):
Interest expense, net	(13)	(20)
Gain (loss) on derivative instruments, net	32	(7)
Total other income (expense), net	19	(27)
Income (loss) before income taxes	174	112
Provision for (benefit from) income taxes	21	13
Net income (loss)	153	99
Net income (loss) attributable to non-controlling interest	78	56
Net income (loss) attributable to Viper Energy, Inc.	$75	$43

Net income (loss) attributable to common shares:
Basic	$0.62	$0.49
Diluted	$0.62	$0.49
Weighted average number of common shares outstanding:
Basic	120,926	87,537
Diluted	121,030	87,629

Viper Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$153	$99
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for (benefit from) deferred income taxes	(1)	(1)
Depletion	67	47
(Gain) loss on derivative instruments, net	(32)	7
Net cash receipts (payments) on derivatives	9	(3)
Other	1	2
Changes in operating assets and liabilities:
Royalty income receivable	3	(23)
Royalty income receivable—related party	(10)	(30)
Accounts payable and accrued liabilities	(4)	5
Accounts payable—related party	—	(1)
Income taxes payable	15	12
Other	—	1
Net cash provided by (used in) operating activities	201	115
Cash flows from investing activities:
Acquisitions of oil and natural gas interests	(486)	(21)
Proceeds from sale of oil and natural gas interests	—	1
Net cash provided by (used in) investing activities	(486)	(20)
Cash flows from financing activities:
Proceeds from borrowings under credit facility	295	90
Repayment on credit facility	(556)	(80)
Net proceeds from public offering	1,232	—
Dividends to stockholders	(85)	(44)
Dividends to Diamondback	(59)	(67)
Dividends to other non-controlling interest	(9)	—
Net cash provided by (used in) financing activities	818	(101)
Net increase (decrease) in cash and cash equivalents	533	(6)
Cash, cash equivalents and restricted cash at beginning of period	27	26
Cash, cash equivalents and restricted cash at end of period	$560	$20

Viper Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Production Data:
Oil (MBbls)	2,818	2,747	2,312
Natural gas (MMcf)	7,221	7,236	5,589
Natural gas liquids (MBbls)	1,142	1,209	954
Combined volumes (Mboe)(1)	5,164	5,162	4,198

Average daily oil volumes (bo/d)	31,311	29,859	25,407
Average daily combined volumes (boe/d)	57,378	56,109	46,132

Average sales prices:
Oil ($/Bbl)	$71.33	$69.91	$76.61
Natural gas ($/Mcf)	$2.08	$0.84	$1.22
Natural gas liquids ($/Bbl)	$24.52	$22.15	$22.17
Combined ($/boe)(2)	$47.25	$43.56	$48.85

Oil, hedged ($/Bbl)(3)	$70.26	$69.00	$75.64
Natural gas, hedged ($/Mcf)(3)	$3.74	$1.05	$1.12
Natural gas liquids ($/Bbl)(3)	$24.52	$22.15	$22.17
Combined price, hedged ($/boe)(3)	$48.99	$43.38	$48.19

Average Costs ($/boe):
Production and ad valorem taxes	$3.29	$3.13	$3.43
General and administrative - cash component	0.97	0.72	1.08
Total operating expense - cash	$4.26	$3.85	$4.51

General and administrative - non-cash stock compensation expense	$0.19	$0.16	$0.12
Interest expense, net	$2.52	$3.70	$4.67
Depletion	$12.97	$12.51	$11.18
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)Realized price net of all deducts for gathering, transportation and processing.
(3)Hedged prices reflect the impact of cash settlements of our matured commodity derivative transactions on our average sales prices.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP (as defined below) financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. Viper defines Adjusted EBITDA as net income (loss) attributable to the Company, plus net income (loss) attributable to non-controlling interest (“net income (loss)”) before interest expense, net, non-cash share-based compensation expense, depletion, non-cash (gain) loss on derivative instruments, (gain) loss on extinguishment of debt, if any, other non-cash operating expenses, if any, other non-recurring expenses, if any, and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles (“GAAP”). Management believes Adjusted EBITDA is useful because it allows them to more effectively evaluate Viper’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance or liquidity presented as determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA.
Viper defines cash available for distribution to the Company’s shareholders generally as an amount equal to its Adjusted EBITDA for the applicable quarter less cash needed for income taxes payable for the current period, debt service, contractual obligations, fixed charges and reserves for future operating or capital needs that the Board may deem appropriate, lease bonus income, net of tax, distribution equivalent rights payments, preferred dividends, and an adjustment for changes in ownership interests that occurred subsequent to the quarter, if any. Management believes cash available for distribution is useful because it allows them to more effectively evaluate Viper’s operating performance excluding the impact of non-cash financial items and short-term changes in working capital. Viper’s computations of Adjusted EBITDA and cash available for distribution may not be comparable to other similarly titled measures of other companies or to such measure in its credit facility or any of its other contracts. Viper further defines cash available for variable dividends as at least 75 percent of cash available for distribution less base dividends declared and repurchased shares as part of its share buyback program for the applicable quarter.

The following tables present a reconciliation of the GAAP financial measure of net income (loss) to the non-GAAP financial measures of Adjusted EBITDA, cash available for distribution and cash available for variable dividends:

Viper Energy, Inc.
(unaudited, in millions, except per share data)

Three Months Ended March 31, 2025
Net income (loss) attributable to Viper Energy, Inc.	$75
Net income (loss) attributable to non-controlling interest	78
Net income (loss)	153
Interest expense, net	13
Non-cash share-based compensation expense	1
Depletion	67
Non-cash (gain) loss on derivative instruments	(23)
Provision for (benefit from) income taxes	21
Consolidated Adjusted EBITDA	232
Less: Adjusted EBITDA attributable to non-controlling interest	99
Adjusted EBITDA attributable to Viper Energy, Inc.	$133

Adjustments to reconcile Adjusted EBITDA to cash available for distribution:
Income taxes payable for the current period	$(23)
Debt service, contractual obligations, fixed charges and reserves	(9)
Lease bonus income, net of tax	(1)
Cash available for distribution to Viper Energy, Inc. shareholders	$100

	Three Months Ended March 31, 2025
	Amounts	Amounts Per Common Share
Reconciliation to cash available for variable dividends:
Cash available for distribution to Viper Energy, Inc. shareholders	$100	$0.76

Return of Capital	$75	$0.57
Less:
Base dividend	39	0.30
Cash available for variable dividends	$36	$0.27

Total approved base and variable dividend per share		$0.57

Class A common stock outstanding		131,323

The following table presents a reconciliation of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of pre-tax income attributable to the Company. Management believes this measure is useful to investors given it provides the basis for income taxes payable by Viper, which is an adjustment to reconcile Adjusted EBITDA to cash available for distribution to holders of the Company’s Class A common stock.

Viper Energy, Inc.
Pre-tax income attributable to Viper Energy, Inc.
(unaudited, in millions)

Three Months Ended March 31, 2025

Income (loss) before income taxes	$174
Less: Net income (loss) attributable to non-controlling interest	78
Pre-tax income attributable to Viper Energy, Inc.	$96

Income taxes payable for the current period	$23
Effective cash tax rate attributable to Viper Energy, Inc.	24.0%

Adjusted net income (loss) is a non-GAAP financial measure equal to net income (loss) attributable to the Company plus net income (loss) attributable to non-controlling interest adjusted for non-cash (gain) loss on derivative instruments, net, (gain) loss on extinguishment of debt, if any, other non-cash operating expenses, if any, other non-recurring expenses, if any, and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts. Management believes adjusted net income helps investors in the oil and natural gas industry to measure and compare the Company’s performance to other oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) attributable to the Company to the non-GAAP financial measure of adjusted net income (loss):

Viper Energy, Inc.
Adjusted Net Income (Loss)
(unaudited, in millions, except per share data)

	Three Months Ended March 31, 2025
	Amounts	Amounts Per Diluted Share
Net income (loss) attributable to Viper Energy, Inc. (1)	$75	$0.62
Net income (loss) attributable to non-controlling interest	78	0.64
Net income (loss)(1)	153	1.26
Non-cash (gain) loss on derivative instruments, net	(23)	(0.19)
Adjusted income excluding above items(1)	130	1.07
Income tax adjustment for above items	3	0.03
Adjusted net income (loss)(1)	133	1.10
Less: Adjusted net income (loss) attributed to non-controlling interests	68	0.56
Adjusted net income (loss) attributable to Viper Energy, Inc. (1)	$65	$0.54

Weighted average Class A common shares outstanding:
Basic		120,926
Diluted		121,030
(1) The Company’s earnings (loss) per diluted share amount has been computed using the two-class method in accordance with GAAP. The two-class method is an earnings allocation which reflects the respective ownership among holders of Class A common shares and participating securities. Diluted earnings per share using the two-class method is calculated as (i) net income attributable to the Company, (ii) less any reallocation of earnings attributable to participating securities, and (iii) divided by diluted weighted average Class A common shares outstanding.

RECONCILIATION OF LONG-TERM DEBT TO NET DEBT

The Company defines the non-GAAP measure of net debt as debt (excluding debt issuance costs, discounts and premiums) less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

	March 31, 2025	Net Q1 Principal Borrowings/(Repayments)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
	(in millions)
Total long-term debt(1)	$830	$(261)	$1,091	$831	$1,007	$1,103
Cash and cash equivalents	(560)		(27)	(169)	(35)	(20)
Net debt	$270		$1,064	$662	$972	$1,083
(1) Excludes debt issuance costs, discounts & premiums.

Derivatives

As of the filing date, the Company had the following outstanding derivative contracts. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q2 2025	Q3 2025	Q4 2025	FY 2026	FY 2027
Deferred Premium Puts - WTI (Cushing)	20,000	18,000	—	—	—
Strike	$55.00	$55.00	$—	$—	$—
Premium	$(1.61)	$(1.60)	$—	$—	$—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2025	Q3 2025	Q4 2025	FY 2026	FY 2027
Costless Collars - Henry Hub	60,000	60,000	60,000	60,000	—
Floor	$2.50	$2.50	$2.50	$2.75	$—
Ceiling	$4.93	$4.93	$4.93	$6.64	$—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2025	Q3 2025	Q4 2025	FY 2026	FY 2027
Natural Gas Basis Swaps - Waha Hub	60,000	60,000	60,000	60,000	40,000
Swap Price	$(0.80)	$(0.80)	$(0.80)	$(1.50)	$(1.40)

Investor Contact:

Chip Seale
+1 432.247.6218
cseale@viperenergy.com

Source: Viper Energy, Inc.; Diamondback Energy, Inc.